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EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-104917 (the "Registration Statement") of Metals USA, Inc. ("Metals") on Form S-3 of our report dated March 21, 2003, appearing in the Annual Report on Form 10-K of Metals for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes 1) an explanatory paragraph referring to the application of fresh start accounting in accordance with AICPA's Statement of Position 90-7 "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code" and the lack of comparability of financial information between reporting periods, and 2) an emphasis paragraph related to the adoption of Statement of Financial Accounting Standards No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" on January 1, 2002), and to reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE, LLP

Houston, Texas
July 16, 2003

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INDEPENDENT AUDITOR'S CONSENT